SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM S-1/A-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PANAMA DREAMING INC.
(Name of small business issuer in its charter)

Nevada	6351
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)

Edificio Torre El Cangrejo	National Registered Agents Inc. of NV
Segundo Piso, Oficina Numero 2	1000 East Williams Street, Suite 204
Panama City, Panama 0823-03260	Carson City, Nevada 89701
(507) 392-7086	(800) 550-6724
(Address and telephone number of registrant's executive office)	(Name, address and telephone number of agent for service)

Copies to:
The Law Office of Conrad C. Lysiak, P.S.

601 West First Avenue, Suite 903

Spokane, Washington 99201

(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ X ]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	[ ]	Accelerated Filer	[ ]
Non-accelerated Filer	[ ]	Smaller Reporting Company	[X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price Per	Aggregate	Registration Fee
Registered	Registered	Share	Offering Price	[1]
Common Stock:	5,000,000	$0.01	$50,000	$5.80

[1]	Estimated solely for purposes of calculating the registration fee under Rule 457.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

PANAMA DREAMING INC.
Shares of Common Stock
2,500,000 minimum – 5,000,000 Maximum

Before this offering, there has been no public market for the common stock. In the event that we sell at least the minimum number of shares in this offering, of which there is no assurance, we intend to have the shares of common stock quoted on the Over the Counter Bulletin Board (“OTC BB”) operated by the Financial Industry Regulatory Authority. There is, however, no assurance that the shares will ever be quoted on the OTC BB.

                This offering will begin on the effective date of this registration statement.  That date is set forth below as “The date of this prospectus is____________” and will terminate 270 days later on __________, 2011, or on the date the maximum number of shares are sold, which ever date is earlier.

We are offering up to a total of up to 5,000,000 shares of common stock in a direct public offering, without any involvement of underwriters or broker/dealers, 2,500,000 shares minimum, 5,000,000 shares maximum. The offering price is $0.01 per share. In the event that 2,500,000 shares are not sold within 270 days, all money received by us will be promptly, returned to you with interest and without deduction of any kind. The SEC staff generally defines “promptly” as a period of up to three days. We will return your funds to you in the form a cashier’s check sent Federal Express on the 271st day. If at least 2,500,000 shares are sold within 270 days, all money received by us will be retained by us and there will be no refund. Funds will be held in a separate account at Bank of America. Its telephone number is (800) 442-6680. Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 270 days. Collected funds are deemed funds that have been paid by the drawee bank. The foregoing account is not an escrow, trust or similar account. It is merely a separate interest bearing savings account under our control where we have segregated your funds. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.  If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. If that happens, you will lose your investment even if we do not raise the minimum proceeds in this offering..

                There are no minimum purchase requirements.

Our common stock will be sold by Miguel Miranda, our sole officer and director. Mr. Miranda will not receive any commissions or proceeds from the offering for selling shares on our behalf.

                Investing in our common stock involves risks. See "Risk Factors" starting at page 7.

Our auditors have issued a going concern opinion. We have not generated any revenues and no revenues are anticipated until we complete the development of our website, source out purveyors of services for products to sell and source out clients to buy our services. Accordingly, there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. We believe the technical aspects of our website will be sufficiently developed to use for our operations 90 days from the completion of our offering. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations. We will not begin operations until we raise money from this offering.

	Offering Price	Expenses	Proceeds to Us
Per Share - Minimum	$0.01	$0.006	$0.004
Per Share - Maximum	$0.01	$0.003	$0.007
Minimum	$25,000	$15,000	$10,000
Maximum	$50,000	$15,000	$35,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______________________.

SUMMARY OF OUR OFFERING

Our business

            We are a development stage company without revenues or operations. We are developing our website www.panamadreaminginc.com.We  will offer real estate referral and consulting services through our website to persons located in North America and Europe who are interested in investing in real estate located in Panama.

We intend to cater to the newly located or inexperienced real estate investors who do not have a preexisting relationship with a real estate agent in Panama. We will assist the investor by locating qualified local real estate agents in Panama who will assist them with the issues relating to the purchase of real property in Panama. For providing such service, we will be paid a fee by our customer once the purchase is made.

            Our principal executive office is located at Edificio Torre El Cangrejo, Segundo Piso, Of. No2, Panama City, Panama 0823-0326 and our telephone number is (507) 392-7086. Our registered agent for service of process is the National Registered Agents Inc of NV, located at 1000 East William Street, Suite 204, Carson City, Nevada 89701. Our fiscal year end is June 30.

The offering

Following is a brief summary of this offering:

Securities being offered	A minimum of 2,500,000 shares of common stock and a
maximum of 5,000,000 shares of common stock, par value
0.00001.
Offering price per share	0.01
Offering period	The shares are being offered for a period not to exceed 270 days.
Net proceeds to us	$10,000 assuming the minimum number of shares is sold.
$35,000 assuming the maximum number of shares is sold.
Use of proceeds	We will use the proceeds to pay for administrative expenses, the implementation of our business plan and working capital.
Number of shares outstanding before
the offering	5,000,000
Number of shares outstanding after the
offering if all of the shares are sold	10,000,000

Selected financial data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	As of September 30, 2011 (Unaudited)	As of June 30, 2011 (Audited)
Balance Sheet
Total Assets	$5,847	$20,000
Total Liabilities	$-	$-
Stockholders’ Equity	$5,847	$20,000

Period from
	For The	June 23, 2011
	Three Months Ended	(date of inception)
	September 30, 2011	to June 30, 2011
	(Unaudited)	(Audited)
Income Statement
Revenue	$-	$-
Total Expenses	$14,153	$-
Net Loss	$14,153	$-

Blank Check Issue

            We are not a blank check corporation. Section 7(b)(3) of the Securities Act of 1933, as amended defines the term “blank check company” to mean, any development stage company that is issuing a penny stock that, “(A) has no specific plan or purpose, or (B) has indicated that its business plan is to merge with an unidentified company or companies.” We have a specific plan and purpose. Our business purpose is to offer real estate investment consulting services with respect to properties located in Panama.   In Securities Act Release No. 6932 which adopted rules relating to blank check offerings, the Securities and Exchange Commission stated in II DISCUSSION OF THE RULES, A. Scope of Rule 419, that, “Rule 419 does not apply to . . . start-up companies with specific business plans . . . even if operations have not commenced at the time of the offering.” Further, we have not indicated in any manner whatsoever, that we plan to merge with an unidentified company or companies, nor do we have any plans to merge with an unidentified company or companies.

            We have no plans or intentions to be acquired or to merge with an operating company, nor do our shareholders, have plans to enter into a change of control or similar transaction or to change our management.

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

RISKS ASSOCIATED WITH PANAMA DREAMING INC.

            1. Because our auditors have issued a going concern opinion and because our sole officer and director will not loan any additional money to us, we have to complete this offering to commence operations. If we do not complete this offering, we will not start our operations.

            Our auditors have issued a going concern opinion. This means that there is doubt that we will be an ongoing business for the next twelve months. As of the date of this prospectus we have not commenced operations. Because our sole officer and director is unwilling to loan or advance any additional capital to us, except to prepare and file reports with the SEC, we will have to complete this offering in order to commence operations.

2. We lack an operating history and have losses that we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated on June 23, 2011 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. We have incurred losses of $14,153 as of the date of this report. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

*	complete our public offering
*	establish our website
*	our ability to locate purveyors who will provide their services to our clients and to locate properties for resale to our clients
*	our ability to attract clients who will engage our services
*	our ability to generate revenues through the sale of our services

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to suspend or cease operations.

3. We do not have any clients and we cannot guarantee we will ever have any. Even if we obtain clients, there is no assurance that we will make a profit.

We do not have any clients. Even if we obtain clients, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.

4. We are solely dependent upon the funds to be raised in the future to start our business, the proceeds of which may be insufficient to achieve revenues. We may need to obtain additional financing which may not be available. If we need additional funding and cannot obtain it on terms that are acceptable to us, we will have to cease or suspend operations.

            We have not started our business. We need the minimum proceeds from this offering to start our operations and pay our expenses for the next twelve months.  If the minimum of $25,000 is raised, this amount will enable us, after paying the expenses of this offering, to begin operations.  It will also enable us to initiate development on our website, begin the gathering of information for our database, and initiate the development of our marketing program. We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. If we need additional funds and cannot obtain it on acceptable terms, we will have to cease or suspend our operations until additional financing becomes available.

5. Because we are small and have minimal capital, we must limit marketing of our services to potential known clients. As a result, we may not be able to attract enough clients to operate profitably. If we do not make a profit, we may have to suspend or cease operations.

            Because we are small and do not have much capital, we must limit marketing our services.  The sale of our products via our website is how we will initially generate revenues. Because we will be limiting our marketing activities, we may not be able to attract enough clients to buy our services to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

6. Our services are subject to seasonal fluctuations and as a result there may be periods when we suspend operations.

Seasonal fluctuations in the real estate market will adversely impact revenues and may impede future growth. Historically revenues in this area are strongest in the first and second quarters of the calendar year. Prolonged periods where there is a lack of revenue may cause cutbacks and create challenges for meaningful growth.

7. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting clients and result in a lack of revenues that may cause us to suspend or cease operations.

Our sole officer and director will only be devoting limited time to our operations. He will be devoting approximately 10 hours per week or 25% of his time to our operations. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to our sole officer and director. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

8. Because we have only one officer and director who is responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

  We have only one officer and director, Mr. Miguel Miranda. He has no formal training in financial accounting and management, however, he is responsible for our managerial and organizational structure which will include assessment and preparation of our disclosure controls and procedures and internal controls over financial reporting under the Sarbanes Oxley Act of 2002. While Mr. Miguel Miranda has no formal training in financial accounting matters, he has been reviewing the financial statements that have been prepared by Executive Consulting Services, our bookkeeper, and are included in this prospectus. Executive Consulting Services (ECS) is our bookkeeper and EDGAR filing agent. ECS is not responsible for setting company policies. When our disclosure controls and procedures and internal controls over financial reporting under the Sarbanes Oxley Act of 2002 referred to above are implemented, he will be responsible for the administration of them. If he does not have sufficient expertise, he may be incapable of creating and implementing the controls which may subject us to sanctions and fines by the SEC which ultimately could cause you to lose your investment. However, because of the small size of our expected operations, we believe that Mr. Miranda will be able to monitor the controls he will have created and will be accurate in assembling and providing information to investors.

            9.  If Miguel Miranda, our president and sole director, should resign or die, we will not have a chief executive officer which could result in our operations being suspended or ceasing entirely.  If that should occur, you could lose your investment.

            Miguel Miranda is our sole officer and director.  We are extremely dependent upon him to conduct our operations.  If he should resign or die we will not have a chief executive officer.  If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended.  In that event it is possible you could lose your entire investment.

            10.  A permanent loss of data or a permanent loss of service on the Internet will have an adverse affect on our operations and will cause us to cease doing business.

            Our operations depend entirely on the Internet.  If we permanently lose data or permanently lose Internet service for any reason, be it technical failure or criminal acts, we will have to cease operations and you will lose your investment.

            11. We do not maintain any insurance and do not intend to maintain insurance in the future.  Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation.

            We do not maintain any insurance and do not intend to maintain insurance in the future.  Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation.  If that occurs a judgment could be rendered against us, which could cause us to cease operations. If that happens, you will lose your investment.

            12.  We will be subject to the Section 15(d) reporting requirements under the Securities Exchange Act of 1934 which does not require a company to file all the same reports and information as a fully reporting company pursuant to Section 12.

            We will be subject to the Section 15(d) reporting requirements according to the Securities Exchange Act of 1934, or Exchange Act. As a filer subject to Section 15(d) of the Exchange Act:

·	we are not required to prepare proxy or information statements;

·	we will be subject to only limited portions of the tender offer rules;
·	our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our company;

·	our officers, directors, and more than ten (10%) percent shareholders are not subject to the short-swing profit recovery provisions of the Exchange Act; and
·	more than five percent (5%) holders of classes of your equity securities will not be required to report information about their ownership positions in the securities.

            13. If we have less than 300 shareholders at our next fiscal year end, our reporting obligations under Section 15(d) of the Exchange Act will be suspended.

            We are required to file the necessary reports in the fiscal year that the registration statement is declared effective. After that fiscal year and provided we have less than 300 shareholders, we are not required to file those reports. If those reports are not filed by us, the investors will have reduced visibility as to the company and our financial condition, which may negatively impact our shareholders’ ability to evaluate our prospects.

Risks associated with this offering:

            14.  Because we do not have an escrow or trust account for your subscription, if we file for bankruptcy protection or are forced into bankruptcy, or a creditor obtains a judgment against us and attaches the subscription, or our sole officer and director misappropriate the funds for his own use, you will lose your investment.

                        Your funds will not be placed in an escrow or trust account.  Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.  If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you.  Further, our sole officer and director will have the power to appropriate the money we raise.  As such, he could withdraw the funds without your knowledge for his own use.   If that happens, you will lose your investment.

15. Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares.  Our company has not applied for its common stock to be quoted on any exchange or electronic trading system and may never do so.  If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

16. Because we may issue additional shares of common stock, your investment could be subject to substantial dilution.

We anticipate that any additional funding will be in the form of equity financing from the sale of our common stock. In the future, if we sell more common stock, your investment could be subject to dilution. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us.

17. Because the SEC imposes additional sales practice requirements on brokers who deal in shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on broker/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

USE OF PROCEEDS

            Our offering is being made on a self-underwritten $25,000 minimum, $50,000 maximum basis. The table below sets forth the use of proceeds of $25,000, $37,500 or $50,000 of the offering is sold.

$25,000	$37,500	$50,000

Gross proceeds Offering expenses Net proceeds	$ $ $	25,000 15,000 10,000	$ $ $	37,500 15,000 22,500	$ $ $	50,000 15,000 35,000

            The net proceeds will be used as follows:

Legal and Professional fees Website development Database Marketing and advertising Establishing an office Working capital	$ $ $ $ $ $	5,000 2,000 2,000 1,000 0 0	$ $ $ $ $ $	5,000 3,000 2,000 2,500 2,500 7,500	$ $ $ $ $ $	5,000 5,000 2,500 5,000 2,500 15,000

            Total offering expenses are $5,000 for legal fees; $5,000 for accounting; $4,000 on consulting fees; $992 for our transfer agent; and $8 for our SEC filing fee.  The foregoing are approximations of fees for us to remain in compliance with our reporting requirements for the next twelve months. Legal fees are for the review of our periodic reports; accounting fees are estimated for three reviews of our financial statements and an audit. Consulting fees are for a consultant to prepare our periodic reports and advise us on compliance matters and the transfer agent fees consist of establishing initial set-up fees and the printing of the corporate share certificates.

            We will be able to begin operations with the minimum funds described above.  By raising additional amounts, we will have the ability to create a better website with more options; a better data base that will allow us to analyze the data in more ways; increase marketing and advertising; and, provide for additional working capital.

            We will spend between $2,000 and $5,000 for the preparation of our website which includes the cost of content creation and links to and from our website. The more funds that are able to be allocated to the creation of our website will provide for a more sophisticated site with additional tabs, pages and enhanced features. Additionally, more funds will allow for regular updates to be done by our hosting provider.

            We intend to develop and maintain a database of available properties, realtor agents and customers.  The estimated cost to develop and maintain the database is $2,000 to $2,500. The more funds we are able to spend will be determined on the total shares sold through our offering and will provide the opportunity to purchase more advanced software, with expanded storage and regular maintenance.

Marketing and advertising will be focused on promoting our services to the public.  We also intend to print sales material for distribution in newspapers and magazines.   The cost of developing the campaign is estimated to cost between $1,000 and $5,000. If the minimum of shares are sold, we are planning on primarily focusing our marketing and advertising efforts on printed materials. If we raise more than the minimum, we will be able to advertise through online sources as well as print. See “Marketing” subsection of the Business section for a detailed description of our marketing and advertising outline.

            We intend to establish an office if we raise more than our minimum, to maintain the website and database.  This will include physical office space, computer equipment, telephones and other assets as required to maintain the operations. If we only reach our minimum, our sole officer has agreed to continue to run the operations from his home office space that he allows us to us on a rent-free basis.

            Working capital is the cost related to operating our office.  It is comprised of expenses for rent, telephone service, mail, stationary, accounting, acquisition of office equipment and supplies, expenses of filing reports with the SEC, travel, and general working capital.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise a minimum of $25,000 and a maximum of $50,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

*	our lack of operating history
*	the proceeds to be raised by the offering
*	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholders, and
*	our relative cash requirements.

                                                                                                                                                                                                                                                                                                                          12

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of September 30, 2011, the net tangible book value of our shares of common stock was $5,847 or $0.001 per share based upon 5,000,000 shares outstanding.

If the Maximum Number of the Shares Are Sold:

            Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 10,000,000 shares (5,000,000 shares outstanding prior to this offering plus 5,000,000 shares from this offering) to be outstanding will be $40,847 (current net tangible book value of $5,847 plus the net proceeds from this offering of $35,000) or approximately $0.004 per share. The net tangible book value of the shares held by our existing stockholder will be increased by $0.003 per share from $0.001 per share without any additional investment on his part. You will incur an immediate dilution from $0.01 per share to $0.004 per share.

            After completion of this offering, if 5,000,000 shares are sold, you will own approximately 50.00% of the total number of shares then outstanding for which you will have made cash investment of $50,000, or $0.01 per share. Our existing stockholder will own approximately 50.00% of the total number of shares then outstanding, for which he has made contributions of cash totaling $20,000 or approximately $0.004 per share.

If the Minimum Number of the Shares Are Sold:

            Upon completion of this offering, in the event 2,500,000 shares are sold, the net tangible book value of the 7,500,000 shares (5,000,000 shares outstanding prior to this offering plus 2,500,000 shares from this offering) to be outstanding will be $15,847 (current net tangible book value of $5,847 plus the net proceeds from this offering of $10,000), or approximately $0.002 per share. The net tangible book value of the shares held by our existing stockholder will remain unchanged per share at $0.002 per share without any additional investment on his part. You will incur an immediate dilution from $0.01 per share to $0.002 per share.

            After completion of this offering, if 2,500,000 shares are sold, you will own approximately 33.33% of the total number of shares then outstanding for which you will have made cash investment of $25,000, or $0.01 per share. Our existing stockholder will own approximately 66.67% of the total number of shares then outstanding, for which he has made contributions of cash totaling $20,000 or approximately $0.004 per share.

            The following table compares the differences of your investment in our shares with the investment of our existing stockholder.

Existing Stockholder if all of the Shares are Sold:

Price per share	$0.004
Net tangible book value per share before offering	$0.004
Net tangible book value per share after offering	$0.006
Increase to present stockholder in net tangible book value per share
after offering	$0.002
Capital contributions	$20,000
Number of shares outstanding before the offering	5,000,000
Number of shares after offering assuming the sale of the maximum
number of shares	10,000,000
Percentage of ownership after offering	50.00%

Purchasers of Shares in this Offering if the Maximum Shares are Sold

Price per share	$0.01
Net tangible book value per share before offering	$0.004
Net tangible book value per share after offering	$0.001
Dilution per share	$0.003
Capital contributions	$50,000
Number of shares after offering held by public investors	5,000,000
Percentage of capital contributions by existing stockholder	28.57%
Percentage of capital contributions by new investors	71.43%
Percentage of ownership after offering	50.00%

Purchasers of Shares in this Offering if the Minimum Shares are Sold

Price per share	$0.01
Net tangible book value per share before offering	$0.002
Net tangible book value per share after offering	$0.002
Dilution per share	$0.000
Capital contributions	$25,000
Percentage of capital contributions by existing stockholder	44.44%
Percentage of capital contributions by new investors	55.55%
Number of shares after offering held by public investors	2,500,000
Percentage of ownership after offering	33.33%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering 5,000,000 shares of common stock on a self-underwritten basis, 2,500,000 shares minimum, 5,000,000 shares maximum basis. The offering price is $0.01 per share. Funds from this offering will be placed in a separate bank account at Bank of America. Its telephone number is (800) 442-6680. The funds will be maintained in the separate bank until we receive a minimum of $25,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus. This account is not an escrow, trust or similar account. Your subscription will only be deposited in a separate bank account under our name. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering. As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached. Any funds received by us thereafter will be immediately used by us.

            If we do not receive the minimum amount of $25,000 within 270 days of the effective date of our registration statement, all funds will be promptly returned to you without interest and without a deduction of any kind. We will return your funds to you in the form a cashier’s check sent Federal Express on the 271st day.  During the 270 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $25,000 within the 270 day period referred to above. There are no finders involved in our distribution. Officers, directors, affiliates or anyone involved in marketing the shares will not be allowed to purchase shares in the offering. You will not have the right to withdraw your funds during the offering. You will only have the right to have your funds returned if we do not raise the minimum amount of the offering or there would be a change in the material terms of the offering. The following are material terms that would allow you to be entitled to a refund of your money:

*	extension of the offering period beyond 270 days;
*	an extension of the date by which we must sell the minimum number of shares;

*	change in the use of proceeds;
*	change in the offering price;

*	change in the minimum sales requirement;
*	change to allow sales to affiliates in order to meet the minimum sales requirement;

*	change in the amount of proceeds necessary to release the proceeds held in the separate bank account.

            If any of the foregoing events occur, we will file a post-effective amendment to this registration statement, including updated disclosure and financial statements where necessary, and we will return at least contemporaneously with the filing of the post-effective amendment, all investor proceeds. We do not, however, plan on changing any of the aforementioned material terms of this offering.

We will sell the shares in this offering through our sole officer and director, Mr. Miguel Miranda. He will receive no commission from the sale of any shares. He will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of her participation; and,

2. The person is not compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of her participation, an associated person of a broker/dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Miguel Miranda is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be our sole officer and director at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. He  has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. Mr. Miranda will also distribute the prospectus to potential investors at the meetings, to business associates and to his friends and relatives who are interested in us and a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

Management and affiliates thereof will not purchase shares in this offering to reach the minimum.

We intend to sell our shares outside the United States of America.

Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $10,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to broker/dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding her investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of her rights and remedies in cases of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for or purchasing or attempting to induce any person to bid for or purchase the securities being distributed.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to 270 days.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1.	execute and deliver a subscription agreement; and

2.	deliver a check or certified funds to us for acceptance or rejection.

            All checks for subscriptions must be made payable to PANAMA DREAMING INC.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Plan of Operation

We are a development stage corporation and have not started operations or generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we complete the development of our website, build a client base, and generate revenue from our services. We believe the technical aspects of our website will be sufficiently developed to use for our operations 90 days from the completion of our offering. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations. We will not begin operations until we raise money from this offering.

To meet our need for cash we are attempting to raise money from this offering. We believe that if we raise the minimum amount in this offering, we will be able to operate for the next 12 months. If we are unable to successfully negotiate strategic alliances with purveyors of services to enable us to offer these services to our clients, or if we are unable to attract enough clients to utilize our services, we may quickly use up the proceeds from the minimum amount of money from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officer or others in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the minimum amount of money from this offering, it will last a year but with limited funds available to develop growth strategy. If we raise the maximum amount, we believe the money will last a year and also provide funds for growth strategy. If we raise less than the maximum amount and we need more money we will have to revert to obtaining additional money as described in this paragraph. Other than as described in this paragraph, we have no other financing plans.

Assuming we raise the minimum amount in this offering, we believe we can satisfy our cash requirements during the next 12 months. We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees.

Upon completion of our public offering, our specific goal is to profitably sell our advisory services. We intend to accomplish the foregoing through the following milestones:

1.

Complete our public offering. We believe this could take up to 270 days from the date the Securities and Exchange Commission declares our offering effective. We will not begin operations until we have closed this offering. We intend to concentrate all of our efforts on raising as much capital as we can during this period.

2.

After completing the offering, we will begin to establish our office and acquire the equipment we need to begin operations. Establishing our offices will take 30 days. Our president has agreed to allow us to use his office space rent-free if only the minimum is raised. If more than the minimum is raised $2,500 will be spent on setting up and independent office. We do not intend to hire employees. Our sole officer and director will handle our administrative duties. A detailed breakdown of the cost of operating our office is set forth in the Use of Proceeds section of this prospectus.

3.

Once our office is established, which we said should be 30 days after completing our offering, we intend hire a web designer to begin development of the website. Locating a website designer and developing our website should take approximately 30- 60 days. The negotiation of additional alliances with service providers and the development of the website will be ongoing during the life of our operations. As we locate customers and as our customer database expands, we will have to be continually upgrading the website. This promotion will be ongoing through the life of our operations.

4.

Approximately 60-90 days after we complete our public offering, we intend to promote our services through traditional sources such as real estate publications, letters, emails, flyers and mailers. We also intend to attend additional real estate related conferences. We intend to promote our services to corporations and to individuals who want to invest in Panamanian real estate and to Panamanian real estate agents. Initially we will aggressively court contacts provided by our president, Miguel Miranda. We believe that it will cost a minimum of $1,000 for our marketing campaign. If we raise the maximum amount of proceeds from the offering, we will devote $5,000 to our marketing program. Marketing is an ongoing matter that will continue during the life of our operations.

5.	Within 120-180 days from the initial launch of our marketing program, we believe that we will begin generating fees from our advisory services.

             In summary, we should implement our business plan and expect to be engaging clients within 90-120 days of completing our offering. We estimate that we will generate revenue 120 to 180 days after beginning operations.

Limited operating history; need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in development stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services.

We are seeking equity financing to provide for the capital required to implement our operations.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of operations

From Inception on June 23, 2011 to September 30, 2011

Since inception, we incorporated the company, hired the attorney, and hired the auditor for the preparation of this prospectus. We have prepared an internal business plan. We have reserved a domain name at www.panamadreaminginc.com. Our loss since inception is $14,153. We have not started our proposed business operations and will not do so until we have completed this offering. We expect to begin operations 90 days after we complete this offering.

            Since inception, we sold 5,000,000 shares of common stock to our sole officer and director in consideration of $20,000.

Liquidity and capital resources

As of the date of this prospectus, we have yet to generate any revenues from our business operations. Assuming we raise the minimum amount in this offering, we believe we can satisfy our cash requirements during the next 12 months.

We issued 5,000,000 shares of common stock to our sole officer and director pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1993. The purchase price of the shares was $20,000. This was accounted for as an acquisition of shares.

As of September 30, 2011, our total assets were $5,847 and our total liabilities were $-0-.

            On June 15, 2011, we executed a consulting agreement whereby we agreed to pay Executive Consulting Services, (ECS) Group $1,000 per month for the next year.  ECS provides administrative support for the day-to-day operations of the Company. Administrative duties include maintaining compliance with regulatory agencies such as Nevada Secretary of State and the Securities and Exchange Commission, maintaining the Corporate Minute Book, is the Company’s bookkeeper, and is an EDGAR/IDEA filing service. Additionally, ECS acts as liaison between the Company’s president and auditor, legal counsel, transfer agent, registered agent and the SEC.  Upon SEC effectiveness, ECS will continue to provide administrative and compliance support especially as it relates to the preparation of financial statements and reports on Form 10-Q, 10-K and 8-K.

BUSINESS

We were incorporated in Nevada on June 23, 2011, to engage in the business of real estate investment consulting with respect to properties located in Panama. We have not started operations. We have not generated revenues from operations, but must be considered a development stage business. Our statutory registered agent in Nevada is National Registered Agents Inc. of NV located at 1000 East William Street, Suite 204, Carson City, Nevada 89701. Our business office is located at Edificio Torre El Cangrejo, Segundo piso, Of. No2 , Panama City, Panama 0823-03260.

            We have not begun operations and will not begin operations until we completed this offering.  Our plan of operation is forward looking and there is no assurance that we will ever begin operations.  Our prospects for profitability are not favorable if you consider numerous Internet-based companies have failed to achieve profits with similar plans.

Blank Check Issue

            We are not a blank check corporation. Section 7(b)(3) of the Securities Act of 1933, as amended defines the term “blank check company” to mean, any development stage company that is issuing a penny stock that, “(A) has no specific plan or purpose, or (B) has indicated that its business plan is to merge with an unidentified company or companies.” We have a specific plan and purpose. Our business purpose is to offer real estate investment consulting services with respect to properties located in Panama. In Securities Act Release No. 6932 which adopted rules relating to blank check offerings, the Securities and Exchange Commission stated in II DISCUSSION OF THE RULES, A. Scope of Rule 419, that, “Rule 419 does not apply to . . . start-up companies with specific business plans . . . even if operations have not commenced at the time of the offering.” Further, we have not indicated in any manner whatsoever, that we plan to merge with an unidentified company or companies, nor do we have any plans to merge with an unidentified company or companies.

            We have no plans or intentions to be acquired or to merge with an operating company, nor does our stockholder, have plans to enter into a change of control or similar transaction or to change our management.

Background

We intend to offer real estate consulting services through our website to persons located in North America and around the world, who are interested in investing in real estate located in Panama.

Services

We intend to cater to the newly located or inexperienced real estate investors who do not have a preexisting relationship with a real estate agent in Panama. We will assist the investor by locating qualified local real estate agents in Panama who will assist with the issues relating to the purchase of real property in Panama. For providing such service, we will be paid a fee by our customer once the purchase is made.

The Process

The client will provide us with information. The information will include the area of Panama that the client wishes to purchase property; the size of the property; the price range of the property being bought or sold; the type of property, commercial or residential; and, other conditions of the purchase and sale established by the client. The information will primarily be gathered via email, but telephone conversations and personal site visits will also be employed when necessary.

Once all the relevant information is gathered we will then proceed to arrange communication between the Panamanian real estate agent and the client. Personal interviews with the real estate agent will be coordinated by us.

In exchange for obtaining a qualified real estate agent, we will be paid  by the real estate agent 25% to 50% of whatever commission the real estate agent receives on the transaction. We will have an executed blanket agreement with each real estate agent prior to introducing our client to the real estate agent. If no buy or sell transaction materialized, there will be no fees payable to us.

Our website

Currently our website is under development. We have reserved the domain name www.panamadreaminginc.com. We intend to hire an outside technology provider to develop our website. The technology provider company we hire will provide the following services and products for the website: disk space, bandwidth, 155 mbit backbone, pop mailboxes, email forwarding, emailing analysis, auto responder, front page support, unlimited FTP access and hotmetal/miva script. The foregoing will allow us to promote the use of our services in an attractive fashion, and communicate with our clients online.

Our website will become the virtual business card and portfolio for us as well as our online “home.” It will showcase the services we will supply and a portfolio of properties and the variety of advisory services that we will offer. Currently, we have no customers and there is no assurance we will ever have any customers.

The website will be a simple, well-designed site that is in keeping with the latest trends in user interface design. A site that is too flashy or tries to use too much of the latest Shockwave or Flash technology can be overdone and cause potential clients to look elsewhere. To those prospective clients that we are targeting, time is valuable and a website that takes too long to load or is difficult to navigate would not appeal to them. If we raise more than our minimum from our offering, we will build a more sophisticated site with additional tabs, pages as well as a “featured properties” page.

Other than investigating potential technologies in support of our business purpose and the preparation of our plan of operations, we have had no material business operations since inception on June 23, 2011. At present, we have yet to acquire or develop the necessary technology assets in support of our business purpose to become an Internet-based real estate referral center.

The Internet is a worldwide medium of interconnected electronic and/or computer networks. Individuals and companies have recently recognized that the communication capabilities of the Internet provide a medium for not only the promotion and communication of ideas and concepts, but also for the presentation and sale of information, goods and services.

Procedure for Doing Business with Us

1.	We will email, telephone or meet with the clients to get relevant questions answered relating to our advisory services.
2.	We will disclose our fee and have the client execute a written contract with us.
3.	We will find real estate agents in Panama and introduce the real estate agent to the client for consideration.
4.	Upon completion of a real estate transaction, we will collect our fee from the referred real estate agent.

Marketing Strategy

We intend to execute agreements with real estate agents in Panama. At the same time, we intend to promote our service to the public. We will charge a fee for our service. The fee will be paid to us by the real estate agent that we introduce to our client.

We will offer direct advertising of our services on our website, by flyers and promotional material that we create for distribution by mailing and handouts at retail outlets.

Other methods of communication will include:

- Regular e-mailings to potential customers with updated company information and market changes
- Direct mail brochures and newsletters
- Publications - through newspapers and in the real estate section of local newspapers.
- Community Newsletters
- Informal marketing/networking activities such as joining organizations or attending conferences.

         Customer-based marketing will include:

-	Emphasizing repeat sales to clients who have used our services
-	Additional sales facilitated by links to our website
-	Strategic partnerships such as cooperative advertising

Website Marketing Strategy

Web marketing will start with our known contacts who we will ask to recommend our site. We will continue the strategy with long-term efforts to develop recognition in professional forums. We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words (meta tags) and utilizing link and banner exchange options.

Revenue

Initially, we intend to generate revenue from one source:

- Fixed Fee - By charging a fixed fee of 25% to 50% of the Realtor’s commission on the purchase or sale of a tract of real estate.

            We intend to develop and maintain a database of all our clients and real estate agents in order to continuously build and expand our services.

There is no assurance that we will be able to interest the public or real estate agents in participating in our services.

The website will be the primary tool used to launch the service and deal with the clients. Not only will it begin the process of assessing the clients’ needs, it will also allow the clients the opportunity to persue properties available on the market, determine how much mortgage they qualify for and a variety of other services.

Competition

After we commence operations, we will face intense competition from numerous established real estate agents which places us at a competitive disadvantage since they are more established within their network. Many of these real estate agents have been working the referral business among themselves for years and will be reluctant to change the procedure of doing business. Many of these competitors will have greater customer bases, operating histories, financial, technical, personnel and other resources than we do at this time. There can be no assurances we will be able to break into this industry offering a new type of referral service.

The real estate referral business as it exists now throughout Panama is highly competitive and is characterized by many individual real estate agents, large organized real estate companies and corporate relocation companies.

Companies compete for the referral business based on personal contacts, services offered, reputation and in some cases cost.

We do not currently have a competitive position in the Spanish real estate referral business. However, no such service, that we are aware of, has been successfully launched in the marketplace in Panama and it may very well fill an important niche such as it has done in the United States. We will have to develop our competitive position. It will be attempted primarily through the promotion and use of the web site. We will advertise in Panamanian real estate publications and contact and maintain ongoing communication with client base from previous relationships with our president.

Government Regulation

There are no laws which prohibit us from receiving a fee for placing a client with a real estate agent located in Panama.

            We are not currently subject to direct federal, state, provincial, or local regulation other than regulations applicable to businesses generally or directly applicable to electronic commerce. However, the Internet is increasingly popular. As a result, it is possible that a number of laws and regulations may be adopted with respect to the Internet. These laws may cover issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Furthermore, the growth of electronic commerce may prompt calls for more stringent consumer protection laws. Several states have proposed legislation to limit the uses of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission has also initiated action against at least one online service regarding the manner in which personal information is collected from users and provided to third parties. We will not provide personal information regarding our users to third parties. However, the adoption of such consumer protection laws could create uncertainty in Web usage and reduce the demand for our products.

Insurance

We do not maintain any insurance relating to our business or operations.

Employees

We are a development stage company and currently have no employees, other than our sole officer and director. We intend to hire additional employees on an as needed basis.

            On June 15, 2011, we executed a consulting agreement whereby we agreed to pay Executive Consulting Services, (ECS) Group $1,000 per month for the next year.  ECS provides administrative support for the day-to-day operations of the Company. Administrative duties include maintaining compliance with regulatory agencies such as Nevada Secretary of State and the Securities and Exchange Commission, maintaining the Corporate Minute Book, is the Company’s bookkeeper, and is an EDGAR/IDEA filing service. Additionally, ECS acts as liaison between the Company’s president and auditor, legal counsel, transfer agent, registered agent and the SEC.  Upon SEC effectiveness, ECS will continue to provide administrative and compliance support especially as it relates to the preparation of financial statements and reports on Form 10-Q, 10-K and 8-K.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Officers and Directors

Our sole director will serve until his successor is elected and qualified. Our sole officer is elected by the board of directors to a term of one (1) year and serves until her successor is duly elected and qualified, or until she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our present officer and director is set forth below:

Name and Address	Age	Position(s)

Miguel Miranda Edificio torre El Cangrejo Segundo piso, Of. No2 Panama City, Panama 0823-03260	43	President, Chief Executive Officer, Secretary/Treasurer, Chief Financial Officer, and the sole member of the Board of Directors

                                                                                                                                                                                                                                                                          25

The person named above has held his offices/positions since our inception and is expected to hold her offices/positions until the next annual meeting of our stockholders.

Background of Officers and Directors

Miguel Miranda

Since our inception on June 23, 2011, Mr. Miranda has been our President, Chief Executive Officer, Secretary/Treasurer, Chief Financial Officer, Principal Accounting Officer and the sole member of the Board of Directors. Since June, 2001 to the present time, Mr. Miranda has been a practicing business lawyer and runs his own law firm named Miranda Samudio & Nunez Ferrer Abogados. In February 2006 Mr. Miranda received his real estate license and holds a valid real estate license to present day.

Involvement in Certain Legal Proceedings

            During the past ten years, Mr. Miranda has not been the subject of the following events:

1.

A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator,  floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

	ii)	Engaging in any type of business practice; or

	iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.

The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.

Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.

Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.

Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i)	Any Federal or State securities or commodities law or regulation; or

ii)

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.

Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Transactions with Related Persons, Promoters and Certain Control Persons

Mr. Miranda is deemed a “promoter” of our company, within the meaning of such term under the Securities Act of 1933 since she founded and organized our company. Mr. Miranda is our only “promoter”.   On June 23, 2011, we issued 5,000,000 shares of common stock as restricted securities to Mr. Miguel Miranda, our sole officer and director, in consideration of $0.004 per share or a total of $20,000.  Mr. Miranda has not received and is not entitled to receive any additional consideration for her services as our promoter. The shares were issued by way of an approved board of director’s minute; however, the funds were not deposited into the corporate account until July 14, 2011.  This transaction was accounted for as a sale of stock, with the consideration as a receivable for the accounting purposes as filed in the financial statements to this report.

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

There are no conflicts of interest. Further, we have not established any policies to deal with possible future conflicts of interest.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us from inception on June 23, 2011 through June 30, 2011, for our sole officer. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to our named executive officer.

Summary Compensation Table
						Non-	Nonqualified
						Equity	Deferred	All
Name						Incentive	Compensa-	Other
and				Stock	Option	Plan	tion	Compen-
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	sation	Total
Position	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Miguel Miranda	2011	0	0	0	0	0	0	0	0
President, CEO	2010	0	0	0	0	0	0	0	0
CFO	2009	0	0	0	0	0	0	0	0

            We have not paid any salaries in 2011, and we do not anticipate paying any salaries at any time in 2011. We will not begin paying salaries until we have adequate funds to do so.

The following table sets forth the compensation paid by us from inception on June 23, 2011 through June 30, 2011, for our sole director. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to our named sole director.

Director Compensation
Fees
	Earned				Nonqualified
	or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Miguel Miranda	2011	0	0	0	0	0	0

Our sole director does not receive any compensation for serving as a member of the board of directors.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our sole officer and director other than as described herein.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

As of the date hereof, we have not entered into employment contracts with any of our sole officer and do not intend to enter into any employment contracts until such time as it profitable to do so.

Indemnification

Under our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole director, officer and key employee, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of her shares and possess sole voting and dispositive power with respect to the shares.

			Number of Shares	Percentage of
		Percentage of	After Offering	Ownership After
	Number of	Ownership	Assuming all of	the Offering
Name and Address	Shares Before	Before the	the Shares are	Assuming all of the
Beneficial Owner	the Offering	Offering	Sold	Shares are Sold
Miguel Miranda [1]	5,000,000	100.00%	5,000,000	50.00%
Edificio Torre El Cangrejo Segundo piso, Of. No2
Panama,Panama 0823-03260

All Officers and Directors	5,000,000	100.00%	5,000,000	50.00%
as a Group (1 person)

[1]     The person named above may be deemed to be a “parent” and “promoter” of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of her stock holdings. Mr. Miranda is our only “promoter”.

Future sales by existing stockholders

                A total of 5,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold by affiliates, subject to volume restrictions and restrictions on the manner of sale, commencing six months after their acquisition, provided the Company was not a shell company when the shares were issued or prior thereto.  A shell company is a corporation with no or nominal assets or its assets consist solely of cash and no or nominal operations.  Accordingly, Mr. Miranda, our sole stockholder, may not resell his shares under Rule 144 of the Act for a period on one year from the date we are no longer a shell company and we have filed a Form 8-K with the SEC and disclosed the information required by Item 5.06 thereof.

            Shares purchased in this offering, which will be immediately resalable. The resale of shares could have a depressive effect on the market price should a market develop for our common stock.  There is no assurance a market will ever develop for our common stock.

            There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director, who own 5,000,000 restricted shares of our common stock.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and,
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

            All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock that are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, present stockholders will own approximately 50.00% of our outstanding shares.

Cash dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred Stock

We are authorized to issue 100,000,000 shares of preferred stock with a par value of $0.00001 per share. The terms of the preferred shares are at the discretion of the board of directors. Currently no preferred shares are issued and outstanding.

Anti-takeover provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

            Our stock transfer agent for our securities will be Quicksilver Stock Transfer, LLC, 6623 Las Vegas Blvd. South #255, Las Vegas, Nevada, 89119. Its telephone number is (702) 629-1883.

CERTAIN TRANSACTIONS

On June 23, 2011, we issued a total of 5,000,000 shares of restricted common stock to Miguel Miranda, our sole officer and director in consideration of $20,000 cash. The shares were issued by way of an approved board of director’s minute; however, the funds were not deposited into the corporate account until July 14, 2011.  This transaction was accounted for as a sale of stock, with the consideration as a receivable for the accounting purposes as filed in the financial statements to this report.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

            Our financial statements for the period from inception to June 30, 2011, included in this prospectus have been audited by MaloneBailey, LLP, 10350 Richmond Ave, Suite 800, Houston, Texas 77042, telephone 713-343-4200, as set forth in its report included in this prospectus. Its report is given upon its authority as an expert in accounting and auditing.

LEGAL MATTERS

            The Law Office of Conrad C. Lysiak, P.S. 601 West First Avenue, Suite 903, Spokane, Washington 99201, telephone (509) 624-1475 passed on the legality of the shares being offered in this prospectus.

                                                                                                                                                                                                                                                   32

FINANCIAL STATEMENTS

            Our fiscal year end is June 30. We will provide audited financial statements to our stockholders on an annual basis.

            Our financial statements immediately follow:

PANAMA DREAMING INC.
(A Development Stage Company)
BALANCE SHEETS (Unaudited)

	September 30,	June 30,
	2011	2011
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$5,847	$-
Subscription receivable – related party	-	20,000
Total current assets	5,847	20,000

Total assets	$5,847	$20,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES	$-	$-
Total current liabilities	-	-

STOCKHOLDERS’ EQUITY
Preferred stock, 100,000,000 shares authorized,
$0.00001 par value;
0 shares issued and outstanding	-	-
Common stock, 100,000,000 shares authorized,
$0.00001 par value;
5,000,000 shares issued and outstanding	50	50
Additional paid-in capital	19,950	19,950
Deficit accumulated during development stage	(14,153)	-
Total stockholders’ equity	5,847	20,000

Total liabilities and stockholders’ equity	$5,847	$20,000

The accompanying notes are an integral part of these unaudited financial statements.

PANAMA DREAMING INC. (A Development Stage Company) STATEMENTS OF EXPENSES (Unaudited)

	Three Months Ended September 30, 2011	June 23, 2011 (Inception) to September 30, 2011

EXPENSES
Consulting fees	$3,000	$3,000
General and administrative	2,153	2,153
Legal and accounting fees	9,000	9,000

Total expenses	$14,153	$14,153

Net Loss	$(14,153)	$(14,153)

Basic and diluted loss per common share	$(0.00)

Basic and diluted weighted average number of
common shares outstanding	5,000,000

The accompanying notes are an integral part of these unaudited financial statements.

PANAMA DREAMING INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended September 30, 2011	June 23, 2011 (Inception) to September 30, 2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(14,153)	$(14,153)
Adjustments to reconcile net loss to net cash used in operating activities:
Net cash used in operating activities	(14,153)	(14,153)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	20,000	20,000
Net cash provided by financing activities	20,000	20,000

Net change in cash and cash equivalents	5,847	5,847

Cash and cash equivalents, beginning of period	-	-

Cash and cash equivalents, end of period	$5,847	$5,847

SUPPLEMENTAL CASHFLOW DISCLOSURES

Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

PANAMA DREAMING INC.

(A Development Stage Company)

Notes to the Unaudited Financial Statements

NOTE 1.         BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Panama Dreaming Inc. (“Panama Dreaming” or “Company”), have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commissions, and should be read in conjunction with the audited financial statements and notes thereto contained in Panama Dreaming’s Registration Statement filed with the SEC on Form S-1.  In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein.  The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.  Notes to the financial statements which would substantially duplicate the disclosures required in Panama Dreaming’s fiscal 2011 financial statements have been omitted.

NOTE 2.         GOING CONCERN

These financial statements have been prepared on a going concern basis, which implies Panama Dreaming will continue to meet its obligations and continue its operations for the next fiscal year. Realization value may be substantially different from carrying values as shown and these financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should Panama Dreaming be unable to continue as a going concern. As of September 30, 2011, Panama Dreaming has not generated revenues and has accumulated losses of $14,153 since inception. The continuation of Panama Dreaming as a going concern is dependent upon the continued financial support from its shareholders, the ability of Panama Dreaming to obtain necessary equity financing to continue operations, and the attainment of profitable operations. These factors raise substantial doubt regarding the Panama Dreaming’s ability to continue as a going concern.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Panama Dreaming Inc.

(a development stage company)

Carson City, Nevada

We have audited the accompanying balance sheet of Panama Dreaming Inc. (a development stage company) (the “Company”) as of June 30, 2011 and the related statement of expenses, changes in stockholders’ equity and cash flows for the period June 23, 2011 (inception) through June 30, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2011 and the results of its operations and its cash flows from June 23, 2011 (inception) through June 30, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has no revenues since inception and the Company’s sole officer and director is unwilling to loan or advance any additional capital to the Company, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MALONEBAILEY, LLP

MALONEBAILEY, LLP

www.malone-bailey.com

Houston, Texas

August 12, 2011

PANAMA DREAMING INC.
(A Development Stage Company)
BALANCE SHEET
June 30, 2011

June 30, 2011
ASSETS

CURRENT ASSETS
Subscription receivable- related party	$20,000
TOTAL ASSETS	$20,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES	$-
TOTAL CURRENT LIABILITIES	-

STOCKHOLDERS’ EQUITY
Preferred stock, 100,000,000 shares authorized, $0.00001 par value;
none issued and outstanding	-
Common stock, 100,000,000 shares authorized, $0.00001 par value;
5,000,000 shares issued and outstanding	50
Additional paid-in capital	19,950
Deficit accumulated during development stage	-
TOTAL STOCKHOLDERS' EQUITY	20,000

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$20,000

The accompanying notes are an integral part of these financial statements.

PANAMA DREAMING INC.
(A Development Stage Company)
Statement of Expenses
For the period from June 23, 2011 (inception) to June 30, 2011

EXPENSES

TOTAL EXPENSES	$-

NET LOSS	$-

NET LOSS PER COMMON SHARE, BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON STOCK SHARES
OUTSTANDING, BASIC AND DILUTED	5,000,000

The accompanying notes are an integral part of these financial statements.

PANAMA DREAMING INC. (A Development Stage Company) Statement of Stockholders' Equity For the period from June 23, 2011 (inception) to June 30, 2011

				Deficit
			Additional	Accumulated	Total
	Common Stock		Paid-in	During Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity

Common Stock issued for cash on June 23,
2011(inception) at $0.00001 per share	5,000,000	$50	$19,950	-	$20,000

Net loss	-	-	-	-	-

Balance, June 30, 2011	5,000,000	$50	$19,950	$-	$20,000

The accompanying notes are an integral part of these financial statements.

PANAMA DREAMING INC.
(A Development Stage Company)
Statement of Cash Flows
For the period from June 23, 2011 (inception) to June 30, 2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$-
Adjustments to reconcile net loss to net cash used in operating activities:
Net cash used in operating activities	-

CASH FLOWS FROM FINANCING ACTIVITIES

Net cash provided by financing activities	-

NET CHANGE IN CASH	-
Cash, beginning of period	-

Cash, end of period	$-

SUPPLEMENTAL CASH FLOW DISCLOSURES
Interest paid	$-
Income taxes paid	$-
Non-cash investing and financing activities:
Common stock issued for subscription receivable	$20,000

The accompanying notes are an integral part of these financial statements.

PANAMA DREAMING INC.
(A Development Stage Company)
Notes to the Financial Statements
Period From June 23, 2011 (Inception)
Through June 30, 2011

Note 1.   Description of Business and Basis of Presentation

Nature of Business.

PANAMA DREAMING INC. was incorporated in Nevada on June 23, 2011 for the purpose of offering real estate consulting services to persons located in North America who are interested in investing in real estate located in Panama.  The Company has elected June 30 as its fiscal year-end.

Note 2.     Summary of Significant Accounting Policies

Use of Estimates.

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Basic and Diluted Earnings (Loss) Per Share.

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the year ended June 30, 2011, there were no potentially dilutive securities outstanding.

Cash and Cash Equivalents.

Panama Dreaming considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. As of June 30, 2011, there were no cash equivalents.

Development Stage Company

The Company complies with Statement of Financial Accounting Standard ASC 915-15 and the Securities and Exchange Commission Exchange Act 7 for its characterization of the Company as development stage.

Income Taxes:

The Company accounts for income taxes under the Financial Accounting Standards Board of Financial Accounting Standard ASC 740, "Accounting for Income Taxes." Under ASC 740,deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740,the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There was no current or deferred income tax expense or benefits for the periods ending June 30, 2011.

Recently Issued Accounting Pronouncements.

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position or cash flow.

Note 3. - Going Concern

These financial statements have been prepared on a going concern basis, which implies Panama Dreaming will continue to meet its obligations and continue its operations for the next fiscal year. As of June 30, 2011, Panama Dreaming has not generated revenues since inception. Panama Dreaming has not commenced operations.  These factors raise substantial doubt regarding Panama Dreaming’s ability to continue as a going concern. The continuation of Panama Dreaming as a going concern is dependent upon financial support from its stockholders, the ability of Panama Dreaming to obtain necessary equity financing to continue operations, and the attainment of profitable operations. Realization value may be substantially different from carrying values as shown and these financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should Panama Dreaming be unable to continue as a going concern.

Note 4. - Stockholder’s Equity

On June 23, 2011, Panama Dreaming issued 5,000,000 common stock shares to its president at $0.004 per share for $20,000 cash. Proceeds were received subsequent to June 30, 2011 and are included in the balance sheet as a subscription receivable

Note 5. Commitments and Contingencies

On June 15, 2011, the Company executed a consulting agreement whereby it agreed to pay Executive Consulting Services Group $1,000 per month until June 1, 2012.  Executive Consulting Services Group advises us on matters relating to administrative and operational matters.

Until _____________2011, ninety days after the date of this prospectus, all dealers effecting transactions in our registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.       OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$6.00
Printing and General Expenses	94.00
Accounting Fees and Expenses	5,000.00
Consulting Fees	4,000.00
Legal Fees and Expenses	5,000.00
Blue Sky Fees/Expenses	0.00
Transfer Agent Fees	900.00
TOTAL	$15,000.00

ITEM 14.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.	Section 4 of our Articles of Incorporation filed as Exhibit 3.1 to this registration statement.
2.	Article IX of our Bylaws filed as Exhibit 3.2 to this registration statement.
3.	Nevada Revised Statutes, Chapter 78.

            The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers, and controlling persons against liability under the Act, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 15.       RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration

Miguel Miranda	June 23, 2011	5,000,000	Cash of $20,000

On June 23, 2011, we issued 5,000,000 shares of common stock as restricted securities to Miguel Miranda, our sole officer and director, in consideration of $0.004 per share or a total of $20,000. The shares were issued by way of an approved board of director’s minute; however, the funds were not deposited into the corporate account until July 14, 2011.  This transaction was accounted for as a sale of stock, with the consideration as a receivable for the accounting purposes as filed in the financial statements to this report. The shares were sold pursuant to the exemption from registration contained in section 4(2) of the Securities Act of 1933 in that Mr. Miranda was given all information that is contained in Part I of a Form S-1 registration statement and Mr. Miranda is a sophisticated investor. No form of general advertising was used by us and no commission was paid to anyone in connection with the sale of the securities.

ITEM 16.       EXHIBITS.

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-K. All Exhibits have been previously filed unless otherwise noted.

Exhibit No.	Document Description

3.1*	Articles of Incorporation.
3.2*	Bylaws.
4.1*	Specimen Stock Certificate.
5.1*	Opinion of The Law Office of Conrad C. Lysiak, P.S.
10.1*	Consulting Agreement
23.1	Consent of MaloneBailey, LLP
23.2	Consent of The Law Office of Conrad C. Lysiak, P.S.
99.1*	Subscription Agreement

ITEM 17.       UNDERTAKINGS.

A.	The undersigned Registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

		(a)	include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

		(c)	include any additional or changed material information with respect to the plan of distribution.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(6)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	For the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(8)	For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;

	(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this amended Form S-1 Registration Statement and has duly caused to the amended Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Panama City, Panama on this 6th day of January, 2012.

PANAMA DREAMING INC.

BY:	/s/MIGUEL MIRANDA
Miguel Miranda, President, Principal Executive
Officer, Secretary, Treasurer, Principal Financial
Officer, Principal Accounting Officer and sole
member of the Board of Directors.

Pursuant to the requirements of the Securities Act of 1933, this Form S-1 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/MIGUEL MIRANDA	President, Principal Executive Officer, Secretary,	January 6, 2012
Miguel Miranda	Treasurer, Principal Financial Officer, Principal
Accounting Officer, and sol member of the Board
of Directors

EXHIBITS INDEX

Exhibit No.	Document Description

3.1*	Articles of Incorporation.

3.2*	Bylaws.

4.1*	Specimen Stock Certificate.

5.1*	Opinion of The Law Office of Conrad C. Lysiak, P.S.

10.1*	Consulting Agreement

23.1	Consent of MaloneBailey, LLP

23.2	Consent of The Law Office of Conrad C. Lysiak, P.S.

99.1*	Subscription Agreement